                                                                    EXHIBIT 23.5

                          CONSENT OF DIRECTOR NOMINEE

To E2Enet.com, Inc.:

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of E2Enet.com, Inc. (the "Company") on Form S-1, and any amendments thereto, which indicate that I have accepted a nomination to become a director of the Company following the closing of the Company's initial public offering.


                                        /s/ William P. Phelan
                                        ----------------------
                                        William P. Phelan


Dated: May 14, 1999